EXHIBIT 3(i).4
                            ARTICLES OF INCORPORATION
                                       OF


     WE, the undersigned hereby associate ourselves together for the purpose of becoming a corporation under the Laws of the State of Florida, by and under the provisions of the State of Florida, providing for the formation, liability, rights, privileges and immunities of corporation for profit.

                                 ARTICLE ONE

     The name of the corporation shall be:

                   Direct Dental Services, Inc.


                                   ARTICLE TWO

     The general nature of the business and the objects and purposes to be transacted and carried on are to do any and all the things herein mentioned, as fully and to the same extent as natural persons might do, as:

     1. Management Company.

     2. A general real estate agency and brokerage business, to act as agent, broker or attorney-in-fact for any persons or corporations in buying, selling and dealing in real property and any and every estate and interest therein, and choses in action secured thereby, judgments resulting thereform and other personal property, collateral thereto, in making or obtaining loans upon such property, in supervising, managing and protecting such property and loans and all interest in and claoms affecting the same, in effecting insurance against fire and all other risks thereof and in managing and conducting any legal actions, proceedings and business relating to any of the purposes herein mention or referred to: to register mortgages and deeds of trust of real property or chattels real and all other securities collateral thereto; to investigate and report upon the credit and financial solvency and sufficiency of borrowers and sureties upon such securities; to purchase and hold real property and any and every estate and interes therein, and choses in action secured therey, judgments resulting therefrom and other personal property, and to take mortgages and assignments of mortgagae of the same; and to transact all or any other business which may be necessary or incidental or proper to the exercise of any or all of the aforesaid purposes of the corporation.

     3. To manufacture, buy, sell, trade and deal in all and every kind of material product, manufactured or unmanufactured, iron, steel, wood, brick, cement, granite, stone and other products and materials including the quarry of stone, to buy, acquire, hold, use, employ, mortgage, convay, lease, and disposed of patent rights, letter patent, processes, devises, inventions, trademarks, formulas, goodwill and other rights: to take acquire, buy hold own, maintain, work develop, sell, convey, lease, mortgage, exchange, improve and otherwise deal in and dispose of real estate and real property or any interest or rights


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therein  without  risk as to the  amount,  to lend  money  or bonds  secured  by mortgage and real property and to make advances from time to time on bonds secured by mortgage or future advance on real estate, but nothing herein set forth shall give or be construed to give said corporation any banking powers.

     4. To purchase, acquire, hold and dispose of stocks, bonds and other obligations including judgments, interest, accounts or debts or any corporation, domestic or foreign (except moneyed or transportation or banking, or insurance corporations) owning or controlling any articles which are or might be or become useful in the business of this company, and to purchase, acquire, hold, and dispose of stocks, bonds or other obligations including judgments, interests, accounts or debts of any corporation, domestic or foreign (except moneyed or transportation or banking, or insurance corporations) engaged in a business simila to that of this company, or in which, or in connection with which, the manufactured articles, product or property of this corporation is or may be authorized to consolidate according to law, and this company may issue in exchange therefore the stock, bonds or other obligations of this company.

     5. To purchase, take and lease, or in exchange, hire or otherwise acquire any real or personal property, rights, or privileges suitable or convenient for any of the purposes of this business, and to purchase, aquire, erect and construct, make improvement of buildings or machinery stores or works, insofar as the same may be appurtenant to or useful for the conduct of the business as above specified, but only to the extent to which the company may be authorized by the statutes under which it is organized.

     6. To acquire and carry on all or any part of the business or property of the company engaged in a business similar to that authorized to be conducted by this company, or with which this company is authorized under the laws of this state to consolidate, or whose stock the company under the laws of this state and the provisions of this certificate is authorized to purchase and to undertake in conjunction therewith, any liabilities of any person, firm, association or companny described as aforesaid, possessing of property suitable for any of the purposes of this company, or for carrying on any business which this company is authorized to conduct and as for the consideration for the same to pay cash or to issue shares, stocks and obligations of this company.

     7. To purchase, subscribe for or otherwise acquire and to hold the shares, stocks or obligations of any company organized under the laws of this state or of any other state, or any territory of the United States, or of any foreign country, (except moneyed or transportation or banking, or insurance corporations) and to sell or exchange the same, or upon the distribution of assets or divisions or proceeds thereof among the stockholders of this company.

     8. To borrow or raise money for any purposes of the company, and to secure the same and interes, or for any other purpose to mortgage all or any part of the property corporeal or incorporeal rights, or franchises of this company now owned or hereinafter acquired, and to create, issue, draw and accept and negotiate bonds and mortgages, bills of exchange, promissory notes or other obligation or negotiable instruments.

     9. To guarantee the payment of dividends or interest on any shares, stocks, debentures or other securities issued by, or any other contract or obligation of, any corporation described as aforesaid, whenever proper or necessary for the business of the company, and provided the required authority be first obtained for that purpose and always subject to the limitations herein prescribed.




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     10. To acquire by purchase or otherwise,  own,  hold,  buy,  sell,  convey, lease, mortgage or incumber real estate or othr property, personal or mixed.

     11. To buy, sell and generally trade in, store, carry and transport all kinds of goods wares, merchandise, provisions and supplies.

     12. And further to do and perform and cause to be done or performed each, any and all of the acts and things above enumerated, and any and all other acts and things insofar as the same may be incidental to or included in any or all of the general powers given always provided on the grant of the foregoing enumerated powers is upon the express condition precedent, that the various powers above enumerated shall be excercised by said company only in case the same are autheorized by the acts above recited under which said company is organized, and the same shal be exercised by said company only in the manner and to the extent that the same may be authorized to be exercised under the said acts above recited under which it was organized. The said corporation may preform any part of its business outside the State of Florida, in the other states or possessions of the United States and foreign contries.


                                  ARTICLE THREE

     The maximum number of shares of stock with $1.00 par value per share that this corporation is authorized to have outstanding at any one time is 7500 shares.

                                  ARTICLE FOUR

     The amount of capital with which this corporation will begin business will be not less than Five Hundred ($500.00) Dollars.

                                  ARTICLE FIVE

     This corporation is to have perpetual existence.

                                   ARTICLE SIX

     The principal office of this corporation shall be:



                                  ARTICLE SEVEN

     The number of directors shall be initially three (3).


                                  ARTICLE EIGHT

     The name and post office addresses of the first Board of Directors, who, subject to the provisions of the Certificate of Incorporation, the by-laws and the corporation laws of the State of Florida, shall hold office for the first year of the corporation's existance or until their successors are elected and have qualified, are:

        NAME                    ADDRESS                 OFFICE

Melvyn Greenstein, D.D.S.       5990 SW 130 Ter.        President
                                Miami, FL 33156

Irene S. Greenstein             5990 SW 130 Ter.        Vice-President
                                Miami, FL 33156

Jill Sherry Greenstein          15108 SW 104 St #706    Secretary-Treasurer
                                Miami, FL 33196



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                                  ARTICLE NINE

     The names and post office addresses of each subscriber to the Certificate of Incorporation and the number of shares that each agree to take are as follows to-wit:

        NAME                    ADDRESS                 SHARES

Melvyn Greenstein, D.D.S.       5990 SW 130 Ter.        250
                                Miami, FL 33156

Irene S. Greenstein             5990 SW 130 Ter.        250
                                Miami, FL 33156

the proceeds of which will amount to at least $500.00.


                                   ARTICLE TEN

     The corporation shall have the futher right and power to:

     From time to time to determine whether and to whant extent and at what times and places and under what conditions and regulations, the accounts and books of this corporation (other than the stock book) or any of them shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or Board of Directors.

     The corporation may in its by-laws confer powers upon its Board of Directors, or directors, in addition to the foregoing and in addition to the powers authorized and expressly conferred by statute.

     Both stockholders and directors shall have power, if the by-laws so provide, to hold their respective meetings, and to have one or more offices within or without the State of Florida, and to keep the books of this corporation (subject to the provisions of the statutes) outside the State of Florida, at such places as may from time to time be designated by the Board of Directors.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all right conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each and all of the original subscribers to the capital stock hereinabove named for the purpose of forming a corporation for profit to do business both within and without the State of Florida, do hereby make, subscribe, acknowledge and file this Certificate, hereby declaring and certifying that the facts herein state are true and do respectively agree to take the number of shares of stock hereinabove set forth as to each of us, and accordingly have hereunto set our hands and seals this 16 day of February, A.D., 1988.

                                     /s/ Melvyn Greenstein
                                     --------------------------(SEAL)

                                     /s/ Irene Greenstein
                                     --------------------------(SEAL)




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STATE OF FLORIDA        )
                        )  SS
COUNTY OF DADE          )


     BE IT REMEMBERED, that on this 16 day of February, 1988 personally came before me the parties to the foregoing Certificate of Incorporation, know to me personally to be such, and severally, acknowledged the said Certificate to be the free and voluntary act and deed of them and each of them for himself and not for the other and that the facts therein stated are truly set forth.

     WITNESS my hand and offical seal at Miami, Florida this 16 day of February 1988.

                                     /s/ Millie C Alldrich
                                     --------------------------------
                                        NOTARY PUBLIC
                                     State of Florida at Large

My commission expires:
  (illegible)










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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OR PROCESS
WITHIN FLORIDA, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED

IN COMPLIANCE WITH SECTION 48.031, FLORIDA STATUTES, THE FOLLOWING IS SUBMITTED:

FIRST THAT      Direct Dental Services, Inc.
                ----------------------------------------------------
                (NAME OF CORPORATION)

DESIRING TO ORGANIZE OR QUALIFY UNDER THE LAWS OF THE STATE OF FLORIDA WITH ITS PRINCIPAL PLACE OF BUSINESS AT CITY OF

        Miami,          STATE OF        Florida
-----------------------         -------------------------------
     (CITY)                             (STATE)

HAS NAMED   Melvyn Greenstein, D.D.S.
            ----------------------------------------------------------
                (NAME OF REGISTERED AGENT)

LOCATED AT  10775 SW 56 Street
            ----------------------------------------------------------
                (STREET ADDRESS AND NUMBER OF BUILDING, POST OFFICE BOX ADDRESSES ARE NOT ACCEPTABLE)

CITY OF Miami STATE OF Florida, AS ITS AGENT TO ACCEPT SERVICE OF PROCESS WITHIN FLORIDA.


                        SIGNATURE /s/ Melvyn Greenstein
                                  ------------------------------------
                                    (CORPORATE OFFICER)

                        TITLE     President
                                  ------------------------------------

                        DATE          2-16-88
                                  ------------------------------------

HAVING BEEN NAMED TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION, AT THE PLACE DESIGNATED IN THIS CERTIFICATE. I HEREBY AGREE TO ACT IN THIS CAPACITY AND I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATIVE TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES.



                        SIGNATURE /s/ Melvyn Greenstein
                                  ------------------------------------
                                    (REGISTERED AGENT)

                        DATE          2-16-88
                                  ------------------------------------


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